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                                                                   EXHIBIT 23(d)



                                 June 27, 1997



Board of Directors


Science Applications International Corporation


10260 Campus Point Drive


San Diego, California 92121



     Re:  Form S-3 Registration Statement



Dear Directors:



     We hereby consent to all references to our firm in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the Securities Act.



                                          Very truly yours,



                                          /s/ BAKER & MCKENZIE